Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 29, 2013, with respect to the financial statements and schedule of Trade Residential, Inc., contained in Amendment No. 5 to the Registration Statement on Form S-11 and Prospectus. We consent to the use of the aforementioned report in Amendment No. 5 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Miami, Florida

April 22, 2013